UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED):

August 26, 2009

US Oncology Holdings, Inc.

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-126922 0-26190	90-0222104 84-1213501
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

10101 Woodloch Forest

The Woodlands, Texas 77380

(Address of Principal Executive Offices) (Zip Code)

(281) 863-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On August 26, 2009, US Oncology Holdings, Inc. (“Holdings”) and US Oncology, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) for a $120 million senior secured revolving credit facility with Deutsche Bank Securities, Inc., J.P. Morgan Securities Inc., Morgan Stanley Senior Funding, Inc., and Wells Fargo Securities, LLC, as Lenders, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, N.A., as Syndication Agents, and JPMorgan Chase Bank, N.A. as Documentation Agent (the “Senior Credit Facility”). Borrowings under the Senior Credit Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank, (2) the one month LIBO Rate plus 1% and (3) the federal funds effective rate plus  1/2 of 1% or (b) a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, in each case plus an applicable margin. The applicable margin is 3.50% with respect to base rate borrowings and 4.50% with respect to LIBO borrowings. The Senior Credit Facility is guaranteed on a senior secured basis by Holdings’ and the Company’s wholly-owned domestic subsidiaries and is secured on a first lien priority basis (subject to certain exceptions and permitted liens) by substantially all the tangible and intangible assets and properties of Holdings, the Company and such guarantors. The Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, restricts the ability of Holdings, the Company and its subsidiaries to: incur additional indebtedness; pay dividends on, redeem or repurchase capital stock; make certain investments; enter into certain types of transactions with affiliates; incur certain liens; and sell certain assets or merge with other companies. The Senior Secured Credit Facility requires the Company to satisfy and maintain a certain total leverage ratio and also contains certain customary affirmative covenants and events of default. The Credit Agreement will remain in place until the earlier of August 31, 2012 or when terminated under the terms of the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Related to the Credit Agreement, on August 26, 2009, Holdings, the Company, subsidiaries of the Company identified therein and Deutsche Bank Trust Company Americas, as Collateral Agent, entered into a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) under which Holdings, the Company and certain subsidiaries pledged substantially all the tangible and intangible assets and properties of Holdings, the Company and such guarantors in favor of the Collateral Agent to guarantee payments under the Credit Agreement. A copy of the Guarantee and Collateral Agreement is attached hereto as Exhibit 10.2.

Item 1.02 Termination of Material Definitive Agreements

As part of the Credit Agreement referenced above, the Company and Holdings will terminate its previous credit agreement, as amended, and its previous guarantee and collateral agreement that were initially entered into on August 20, 2004. Neither the Company nor Holdings incurred any prepayment penalties for these terminations. In connection with terminating the previous credit agreement, the Company will incur a loss on early extinguishment of debt during the quarter ending September 30, 2009 that will include approximately $3.7 million related to the write-off of unamortized debt issuance costs and an additional amount for transaction costs associated with terminating the credit agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of August 26, 2009, among US Oncology Holdings, Inc., US Oncology, Inc., the Lenders party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, N.A., as Syndication Agents, and JPMorgan Chase Bank, N.A. as Documentation Agent.

Exhibit 10.2	Guarantee and Collateral Agreement, dated as of August 26, 2009, among US Oncology Holdings, Inc., US Oncology, Inc., the subsidiaries of US Oncology, Inc. identified therein, and Deutsche Bank Trust Company Americas, as Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2009	By:	/s/ Phillip H. Watts
Name: Phillip H. Watts
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit 10.1	Credit Agreement, dated as of August 26, 2009, among US Oncology Holdings, Inc., US Oncology, Inc., the Lenders party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, N.A., as Syndication Agents, and JPMorgan Chase Bank, N.A. as Documentation Agent.

Exhibit 10.2	Guarantee and Collateral Agreement, dated as of August 26, 2009, among US Oncology Holdings, Inc., US Oncology, Inc., the subsidiaries of US Oncology, Inc. identified therein, and Deutsche Bank Trust Company Americas, as Collateral Agent.